UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VIVALDI OPPORTUNITIES FUND

(Exact name of Registrant as specified in Charter)

Maryland	82-2021388
(state of incorporation or organization)	(I.R.S. Employer Identification No.)

225 West Wacker Drive, Suite 2100 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [   ]

Securities Act registration statement file numbers to which this form relates: 333- 218180; 333-223727.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The shares (the “Shares”) to be registered hereunder are shares of common stock, $0.0001 par value per share, of Vivaldi Opportunities Fund (the “Registrant”). The Registrant is a non-diversified, closed-end management investment company and is registered as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). The Shares have been authorized for listing on the New York Stock Exchange.

A description of the Shares is contained under the headings “Distribution Policy”, “Voting”, “Optional Liquidity Event”, “Transfer of Shares” and “Term, Dissolution and Liquidation” in the prospectus (“Prospectus”) included in the Registrant’s registration statement on Form N-2 (“Initial Registration Statement”), which was originally filed under the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act on May 22, 2017 (Registration Nos. 333-218180 and 811-23255, respectively), and such description is incorporated herein by reference.

A subsequent registration statement on Form N-2 (“Subsequent Registration Statement”) was originally filed under the 1933 Act and the 1940 Act on March 16, 2018 (Registration Nos. 333-223727 and 811-23255, respectively), to register an offering of Shares pursuant to a rescission offer, as described therein.

The description of the Shares included in any Prospectus relating to the Initial Registration Statement or Subsequent Registration Statement filed with the Securities and Exchange Commission pursuant to Rule 497 under the 1933 Act, including any such description set forth under the headings “Distribution Policy”, “Voting”, “Optional Liquidity Event”, “Transfer of Shares” and “Term, Dissolution and Liquidation” therein, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VIVALDI OPPORTUNITIES FUND

By: /s/ Chad Eisenberg

Name: Chad Eisenberg

Title: Treasurer

Date: May 8, 2018